UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2008

United Development Funding III, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53159	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1702 N. Collins Boulevard, Suite 100, Richardson, Texas
75080
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

I.	$45,000,000 Secured Line of Credit Loan to United Development Funding, L.P.

Effective August 20, 2008, United Development Funding III, L.P. (the “Partnership” or “UDF III”) originated a secured revolving line of credit loan to United Development Funding, L.P., a Delaware limited partnership (“UDF”), in the principal amount of up to $45,000,000, pursuant to a Secured Line of Credit Promissory Note (the “UDF Note”) and related loan documents executed between the Partnership and UDF.  UMTH Land Development, L.P., a Texas limited partnership and the general partner of the Partnership (“Land Development”), is the asset manager for, and an affiliate of, UDF.

The outstanding principal amount of the UDF Note bears interest at a base rate equal to 14% per annum to be paid monthly.  The outstanding principal balance of the UDF Note, together with all accrued, unpaid interest thereon and other unpaid amounts due under the UDF Note, are due and payable on December 31, 2009.  UDF agreed to pay all reasonable costs and expenses of the Partnership incurred in connection with the loan.

The loan is secured by a lien against all of UDF’s existing and future acquired assets, including the loans and investments owned by UDF, pursuant to a security agreement executed by UDF in favor of the Partnership (the “UDF Security Agreement”).

The amount that UDF can borrow under the UDF Note is limited by a borrowing base.  UDF may at no time exceed a combined loan-to-value ratio of 90%, where “loan” means all loans to UDF from the Partnership and other lenders, and “value” means the retail appraised value of UDF’s assets.

The Partnership has agreed in principal to subordinate the UDF Note to a loan from UDF’s senior lender.  Also effective August 20, 2008, the Partnership entered into an intercreditor agreement with United Mortgage Trust, another lender that has made a $45,000,000 line of credit loan to UDF (“UMT”).  The UMT and UDF III liens, and the priority of payment from UDF to UMT and UDF III, respectively, are of equal rank and priority.  The UMT loan is subordinate the loan from UDF’s senior lender.

Subject to its agreements with UDF’s senior lender, the Partnership may declare the UDF Note in default in certain circumstances, including upon UDF’s failure to make timely payments, upon UDF’s breach of representations, warranties, covenants or agreements if not timely cured, or if UDF becomes bankrupt, liquidates, dissolves or winds up its affairs, or has a final judgment entered against it in excess of $50,000.

The Partnership received a fairness opinion dated August 8, 2008 (the “Fairness Opinion-UDF”) from Jackson Claborn, Inc., an independent advisor, which states that the terms of the UDF Note are fair and at least as favorable to the Partnership as such a transaction with an unaffiliated party in similar circumstances.  Land Development paid the independent advisor’s fees for services rendered in connection with preparation of the fairness opinion.  Such fee is not reimbursable from the Partnership.

II.	$25,000,000 Secured Line of Credit Loan to United Development Funding Land Opportunity Fund, L.P.

Effective August 20, 2008, the Partnership originated a secured revolving line of credit to United Development Funding Land Opportunity Fund, L.P., a Delaware limited partnership (“Opportunity Fund”), in the principal amount of up to $25,000,000, pursuant to a Secured Line of Credit Promissory Note (the “Opportunity Fund Note”) and related loan documents executed between the Partnership and Opportunity Fund.  Land Development is the asset manager for, and an affiliate of, Opportunity Fund.

The outstanding principal amount of the Opportunity Fund Note bears interest at a base rate equal to 15% per annum to be paid monthly; provided, that Opportunity Fund may draw the amount of interest due under the Opportunity Fund Note from proceeds available under the Opportunity Fund Note.  The outstanding principal balance of the Opportunity Fund Note, together with all accrued, unpaid interest thereon and other unpaid amounts due under the Opportunity Fund Note, are due and payable on August 20, 2011.  Opportunity Fund agreed to pay all reasonable costs and expenses of the Partnership incurred in connection with the loan.

The loan is secured by a lien upon all of Opportunity Fund’s existing and future acquired assets, including the loans and investments owned by Opportunity Fund, pursuant to a security agreement executed by Opportunity Fund in favor of the Partnership (the “Opportunity Fund Security Agreement”).

In connection with the loan, Opportunity Fund agreed to pay the Partnership an origination fee in the amount of 3% of funds drawn under the loan up to a maximum aggregate fee of $750,000; provided, that no further origination fee shall be due after total advances exceed $25,000,000 in the aggregate; and further provided, that no origination fee shall be due on principal re-advanced after it has been repaid under the Opportunity Fund Note.  The origination fee due with respect to any advance shall be paid to the Partnership upon the Partnership’s funding of such advance under the Opportunity Fund Note, and may, in the discretion of the Partnership, be funded by the Partnership under the Opportunity Fund Note unless otherwise paid.

The Partnership has no obligation to make any advance of principal to Opportunity Fund under the Opportunity Fund Note unless certain conditions are satisfied, including the Partnership’s approval of the proposed advance, as determined by the Partnership in its sole discretion.  The Partnership may terminate its obligation to fund the Opportunity Fund Note by notifying Opportunity Fund of such termination.

The Partnership may declare the Opportunity Fund Note in default in certain circumstances, including upon Opportunity Fund’s failure to make timely payments, upon Opportunity Fund’s breach of representations, warranties, covenants or agreements if not timely cured, or if Opportunity Fund becomes bankrupt, liquidates, dissolves or winds up its affairs.

The Partnership received a fairness opinion dated June 27, 2008 (the “Fairness Opinion-Opportunity Fund”) from Jackson Claborn, Inc., an independent advisor, which states that the terms of the Opportunity Fund Note are fair and at least as favorable to the Partnership as such a transaction with an unaffiliated party in similar circumstances.  Land Development paid the independent advisor’s fees for services rendered in connection with preparation of the fairness opinion.  Such fee is not reimbursable from the Partnership.

III.	Reduction of $70,000,000 Secured Line of Credit to United Development Funding X, L.P. to $25,000,000

On August 20, 2008, the Partnership amended its line of credit with United Development Funding X, L.P. (“UDF X”) to reduce the commitment amount to $25,000,000, pursuant to a First Amendment to Secured Line of Credit Promissory Note entered into between the Partnership and UDF X.

Item 8.01                      Other Events.

Our general partner is continually seeking ways to ensure the sourcing of a sufficient amount of suitable loans for the UDF III portfolio and maximizing investor returns.

Our general partner has established the United Development Funding, L.P. and United Development Funding Land Opportunity Fund, L.P. lines of credit described in Item 1.01 of this Form 8-K as a tool to assist it in continuing to meet the UDF III investment objectives, including, without limitation, to produce net interest income from the interest on mortgage loans, to produce income though origination fees charged to borrowers, to achieve a combined average annual return from all of our investments ranging from 10% to 15%, to maximize distributable cash to investors, and to preserve, protect and return capital contributions.

UDF may enter into transactions prior to development or at a stage of development that is earlier than UDF III’s typical entry stage, may hold equity investments (which is a transaction form in which UDF III does not engage), and may enter into other transactions that are appropriate for UDF, but not typical of UDF III.  UDF generally holds a very broad and expansive source of additional collateral for repayment.  Almost all of the UDF’s loans have additional collateral beyond the funded project, including personal and entity recourse of substance, pledges of additional assets, including site improvement reimbursements, and cross-collateralization / cross-default provisions with borrowers.

Effective as of August 26, 2008, UDF III also reduced the $70,000,000 UDF X line of credit by $45,000,000 so that UDF III’s maximum commitment to UDF X is $25,000,000.  Our general partner implemented this change as a result of UDF III’s origination of the UDF line of credit, which will compensate for the reduction in the UDF X line of credit to that extent.

As of June 30, 2008, UDF partner equity, subordinate to the UDF III line of credit, was $46,522,731.

The Opportunity Fund may also make direct investments in finished lots, “paper” lots and land that are to be developed into residential home lots, model and finished new home inventory and other real estate opportunities, as well as make secured loans to and enter into participation agreements with borrowers who acquire such properties.  The Opportunity Fund intends to make such investments throughout 2008 and 2009, in anticipation of the sale or other disposition of such investments in 2009 through 2012 and beyond.

Our general partner further believes that the extensive investment portfolios of UDF and the Opportunity Fund provide a very broad and expansive source of payments and repayments which, in turn, may repay the UDF III lines of credit, and are expected to enhance the liquidity of UDF III.   Our general partner views the UDF and the Opportunity Fund loans as conduits, providing UDF III with the repayment streams of multiple notes and equity investments, and the collateral and guarantees associated with such notes and equity investments.  In contrast to lending on a specific asset, our general partner believes that the UDF and the Opportunity Fund loans provide UDF III with additional security and diversity of risk in comparison to single asset loans.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2007, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding III, L.P.
	By:	UMTH Land Development, L.P.
Its General Partner

	By:	UMT Services, Inc.
Its General Partner

Dated: August 26, 2008	By:	/s/ Hollis M. Greenlaw
Name: Hollis M. Greenlaw
Title: President and Chief Executive Officer